                                                                    Exhibit 20.3

                        GRANITE CONSTRUCTION INCORPORATED
                          REVENUE AND BACKLOG ANALYSIS
                             (DOLLARS IN THOUSANDS)
                                BY MARKET SECTOR

                                                REVENUE                                       BACKLOG
                           YEAR ENDED DECEMBER 31,         VARIANCE            DECEMBER 31,               VARIANCE
                              2003         2002       AMOUNT    PERCENT     2003         2002       AMOUNT     PERCENT
                              ----         ----       ------    -------     ----         ----       ------     -------
CONTRACTS
  Federal                  $   63,852   $   56,039   $  7,813    13.9    $  105,397   $   96,469   $   8,928     9.3
  State                       722,055      692,263     29,792     4.3       747,214      749,778      (2,564)   (0.3)
  Local                       553,146      515,071     38,075     7.4       962,255      858,313     103,942    12.1
                           ----------   ----------   --------    ----    ----------   ----------   ---------    ----
     Total public sector    1,339,053    1,263,373     75,680     6.0     1,814,866    1,704,560     110,306     6.5
  Private sector              252,693      273,636    (20,943)   (7.7)      170,922      151,891      19,031    12.5
AGGREGATE SALES               252,745      227,733     25,012    11.0            --           --          --      --
                           ----------   ----------   --------    ----    ----------   ----------   ---------    ----
                           $1,844,491   $1,764,742   $ 79,749     4.5    $1,985,788   $1,856,451   $ 129,337     7.0
                           ==========   ==========   ========    ====    ==========   ==========   =========    ====

                               BY GEOGRAPHIC AREA

                                              REVENUE                                       BACKLOG
                           YEAR ENDED DECEMBER 31,         VARIANCE           DECEMBER 31,                VARIANCE
                              2003         2002       AMOUNT    PERCENT     2003         2002       AMOUNT     PERCENT
                              ----         ----       ------    -------     ----         ----       ------     -------
CALIFORNIA                 $  680,597   $  738,392   $(57,795)   (7.8)   $  259,035   $  270,220   $ (11,185)   (4.1)
WEST (EXCL. CA)               593,781      598,432     (4,651)   (0.8)      317,520      452,543    (135,023)  (29.8)
MIDWEST                        59,911       73,612    (13,701)  (18.6)       36,096       88,150     (52,054)  (59.1)
NORTHEAST                     164,944      102,702     62,242    60.6       730,603      494,916     235,687    47.6
SOUTH                         345,258      251,604     93,654    37.2       642,534      550,622      91,912    16.7
                           ----------   ----------   --------    ----    ----------   ----------   ---------    ----
                           $1,844,491   $1,764,742   $ 79,749     4.5    $1,985,788   $1,856,451   $ 129,337     7.0
                           ==========   ==========   ========    ====    ==========   ==========   =========    ====